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                                  Exhibit 3.1
                                 State of Idaho
                               Department of State
                           CERTIFICATE OF INCORPORATION
                                       OF
                             NEW JERSEY MINING COMPANY

                               File number C 115780


     I, PETE T. CENARRUSA, Secretary of State of the State of Idaho, hereby certify that duplicate originals of Articles of Incorporation for the incorporation of the above named corporation, duly signed pursuant to the provisions of the Idaho Business Corporation Act, have been received in this office and are found to conform to law.

     ACCORDINGLY and by virtue of the authority vested in me by law, I issue this Certificate of Incorporation and attach hereto a duplicate original of the Articles of Incorporation.


Dated:  July 18, 1996

                                                        /s/ Pete T. Cenarrusa
                                                        SECRETARY OF STATE

                                                        By /s/Cara Subel
                                                        ---------------------
JUL 18   9 12 AM '96
SECRETARY OF STATE
STATE OF IDAHO

                          ARTICLES OF INCORPORATION
                                    OF
                          NEW JERSEY MINING COMPANY

     The undersigned, being over the age of eighteen (18) years, for the purpose of forming a corporation under the Idaho Business Corporation Act, hereby certifies and adopts the following Articles of Incorporation.


                                  ARTICLE I
                              Name and Duration

The name of this corporation shall be NEW JERSEY MINING COMPANY, and its existence shall be perpetual.


                                 ARTICLE II
                             Purpose and Powers

This corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful business for which corporations may be incorporated under the Idaho Business Corporation Act, as amended.

                                 ARTICLE III
                              Preemptive Rights

Shareholders of this corporation shall not have preemptive rights to acquire additional shares offered for sale by this corporation.

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                                 ARTICLE IV
                               Cumulative Voting

Shareholders of this corporation shall not have cumulative voting rights.

                                  ARTICLE V
                          Registered Agent and Office

The registered agent of this corporation and the street address of the registered office of this corporation are as follows:

              Registered Agent                     Registered Office Address
              Fred W. Brackebusch                  89 Appleberg Road
                                                   Kellogg, Idaho 83837

                                  ARTICLE VI
                                    Shares

1. The aggregate number of shares which this corporation shall have authority to issue is 21,000,000 shares, of which 20,000,000 shares shall be Common Stock having no par value per share and 1,000,000 shares shall be Preferred Stock having no par value per share.Cumulative voting rights shall not exist with respect to any shares of stock of securities converted into shares of stock of the Corporation.

2. This corporation shall have the right to purchase its own shares from the unreserved and unrestricted capital surplus available, as well as from the unreserved and unrestricted earned surplus available.

3. The Board of Directors is hereby authorized, subject to the limitations prescribed by law and the provisions hereof, at its option, from time to time, to divide all or any part of the Preferred Stock into series thereof, to establish from time to time the number of shares to be included in any such series, and to fix the designation, powers, preferences and rights of the shares of each such series and qualifications, limitations or restrictions thereof, and to determine variations, if any, between any series so established, but all shares of the same class shall be identical except as to the following relative rights and preferences as to which there may be variations between series:

(a) the number of shares constituting each such series and the distinctive designation of such series;

(b) the rate of dividend, if any, and whether dividends shall be cumulative or noncumulative;

(c) whether or not such series shall be redeemable and, if so, the terms and conditions upon which shares of such series shall be redeemable, including the date or dates after which they shall be redeemable, and the amount per share payable in cases of redemption, which amount may vary under different conditions and at different redemption dates;

(d) the rights, if any of such series in the event of dissolution of the Corporation or upon any distribution of the assets of the Corporation, including with respect to voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of such series;

(e)the extent, if any, to which such series shall have the benefit of any sinking fund provisions for redemption or purchase of shares;

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  (f)whether or not the shares of such series shall be convertible and, if so, the terms and conditions of which shares of such services shall be so convertible;

(g)the voting rights, if any, of such series; and

(h) such other powers, designations, preferences and relative participating, optional or other special rights and such qualifications, limitations or restrictions thereon to the extent permitted by law.

                                 ARTICLE VII
                                  Directors

1. The initial directors of this corporation shall be two in number and their names and address is as follows:

Name                                 Address
-------                          -----------------
Fred W. Brackebusch              P.O. Box 1019
                                 Kellogg, Idaho 83837

Grant A. Brackebusch             P.O. Box 1019
                                 Kellogg, Idaho 83837


2. The term of the initial directors shall be until the first annual meeting of the shareholders of this corporation and until their successor or successors are elected and qualified.

3. Only directors, the chief executive officer, if any, or the president, if any, will have the power to call meetings or special meetings of the shareholders.

4. To the fullest extent now or hereafter permitted by applicable law, a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages arising from any conduct as a director, except:

a. for any breach of the Director's duty of loyalty to the corporation or its shareholders;

b. for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

c. for any transaction from which the director derived an improper personal benefit; or

d. if required by statute, failing to meet the standards set forth in Idaho Code Section 30-1-48.

Any repeal or modification of the foregoing paragraph by the shareholders of this corporation shall not adversely affect any right or protection of a director of this corporation existing prior to the time of such repeal or modification.

5. At such time when the Board of Directors shall consist of nine (9) or more members, in lieu of electing the whole number of Directors annually, the directors shall be divided into three (3) classes, each class to contain one-third of the total members, or as near as may be, the term of office of Directors of the first class to expire at the first annual meeting of shareholders after the election, that of the second class to expire at the

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second annual meeting after their election, and that of the third class to expire at the third annual meeting after their election. At each annual meeting after such classification the number of directors equal to the number of the class whose term expires at the time of such meeting shall be elected to hold office until the third succeeding annual meeting, if there be three (3) classes.

                                 ARTICLE VIII
                               Indemnification

This corporation shall provide any indemnification allowed by the Idaho Business Corporation Act and shall indemnify directors, officers, agents and employees as follows:

1. To the fullest extend now or hereafter permitted by applicable law, this corporation shall indemnify its officers and directors whether they are serving the corporation or, at its request, any other entity, as an officer, director or in any other capacity.

2. This corporation may indemnify other employees and agents to the extent as may be authorized by the Board of Directors or the Bylaws and be permitted by law, whether the employees and agents are serving this corporation or, at its request, any other entity.

3. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts in implementing such provisions, including, but not limited to, implementing the manner in which determinations as to any indemnity or advancement of expenses shall be made, or such further indemnification agreements as may be permitted by law.

4. The foregoing rights if indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled under any statute, provision or the Articles of Incorporation, Bylaws or other agreements.

5. No amendment or repeal of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.


                                  ARTICLE IX
                                 Incorporator

The name and address of the incorporator is:

                   Name                                   Address
            ---------------------                  ------------------------
            Fred W. Brackebusch                     89 Appleberg Road
                                                    Kellogg, Idaho 83837


IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation in duplicate this 15th day of July, 1996.



                                          /s/  Fred W. Brackebusch
                                          ------------------------------------
                                          FRED W. BRACKEBUSCH, Incorporator

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CONSENT TO APPOINTMENT AS REGISTERED AGENT

       I, FRED W. BRACKEBUSCH, consent to serve as registered agent in the State of Idaho for the following corporation: NEW JERSEY MINING COMPANY.
       I understand that, as agent for the corporation, it will be my responsibility to accept service of process in the name of the corporation; to forward all mail and license renewals to the appropriate officer (s) of the corporation; and to immediately notify the Office of the Secretary of State of my resignation or of any changes in the address of the registered office of the corporation for which I am agent.


       15 July   1996                      /s/ Fred W. Brackebusch
       --------------                     -------------------------
                                          FRED W. BRACKEBUSCH